Exhibit 99.1

Thomas J. Fitzgerald	Mark A. Rozelle
Media Relations	Investor Relations
(203) 817-3549	(203) 817-3520
UST POSTS STRONG FIRST QUARTER 2008 RESULTS;
RECONFIRMS 2008 GUIDANCE
•	Net sales $472.7 million, +5.7% vs. year ago

•	Diluted earnings per share $.83, +23.9% vs. year ago

•	Adjusted diluted earnings per share $.84, +12.0% vs. year ago (see table)

•	Total Moist Smokeless Tobacco net can volume +3.0% and premium +2.1% vs. year ago

•	Moist Smokeless Tobacco category +7.1% vs. year ago (26 weeks ended Feb. 23, 2008)

•	Ste. Michelle Wine Estates net sales +25.3% vs. year ago
STAMFORD, Conn., Apr. 24, 2008 — UST Inc. (NYSE: UST) today reported first quarter 2008 results.
“Net sales growth of almost six percent combined with an improved operating margin and the positive impact of our share repurchase program contributed to double-digit diluted earnings per share growth in the quarter,” said Murray S. Kessler, chairman and chief executive officer. “We are pleased with another strong quarter, especially in the face of a weakening economy and a substantial increase in gasoline prices. We remain confident in delivering on our previously released earnings guidance for the year.”
Consolidated Results
For the first quarter ended March 31, 2008, net sales increased 5.7 percent to $472.7 million, operating income increased 19.4 percent to $212.3 million, net earnings increased 16.6 percent to $125.3 million, and diluted earnings per share increased 23.9 percent to $.83 versus the prior year period.
First quarter 2008 and 2007 results included restructuring charges related to Project Momentum. In addition, the 2007 period included antitrust litigation settlement charges, partially offset by a gain on the
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sale of the company’s headquarters. These items totaled $0.4 million before income taxes in 2008 and $21.4 million in 2007, and adversely impacted diluted earnings per share by $.01 and $.08, respectively.
Adjusting for these items in each year, underlying first quarter 2008 operating income increased 6.7 percent to $212.7 million, net earnings increased 3.8 percent to $125.6 million and diluted earnings per share increased 12.0 percent to $.84, as indicated in the attached reconciliation table, which provides a reconciliation of such Non-GAAP financial measures to the most directly comparable GAAP measures.
The 12.0 percent increase in first quarter 2008 adjusted diluted earnings per share, versus the prior year period, was driven by net sales growth in all operations, Project Momentum cost savings, a lower effective tax rate and a reduction in shares outstanding as a result of the company’s share repurchase program. These were partially offset by increased interest expense related to increased borrowings to fund share repurchases.
During the quarter the company repurchased 2.4 million shares at a cost of $131.9 million.
Smokeless Tobacco Segment
First quarter 2008 net sales increased 1.7 percent, versus first quarter 2007, to $373.6 million and operating profit was $203.6 million. On an adjusted basis, operating profit increased 3.8 percent to $203.8 million (see table).
In the quarter, total moist smokeless tobacco net can volume increased 3.0 percent to 159.9 million, with premium increasing 2.1 percent to 134.7 million and price value increasing 8.0 percent to 25.2 million, versus the prior year period.
The company attributes continued strong can volume growth to ongoing initiatives to grow the category by converting adult smokers to smokeless tobacco, investment in premium brand-building programs, more effective participation in the price value segment and continued successful new product offerings including the March 2008 introduction of new Skoal Edge Wintergreen.
“This marked the seventh consecutive quarter of premium volume growth,” said Daniel W. Butler, president, U.S. Smokeless Tobacco Company (USSTC). “I am especially pleased to see that despite a challenging economy and new price value entrants, premium volume trends remain strong and there has not been an acceleration in the price value segment.”
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USSTC’s Retail Account Data Share & Volume Tracking System (RAD-SVT) for the 26-week period ended Feb. 23, 2008, indicates strong and consistent category trends. USSTC total shipments increased 3.1 percent versus year ago, in a category that increased 7.1 percent. USSTC’s premium brands grew 1.8 percent, slightly outpacing the premium segment which continued to grow 1.7 percent, resulting in a 90.7 percent share of the premium segment. USSTC’s price value shipments increased 10.4 percent, while the total price value segment growth rate slowed to 14.3 percent, resulting in a 21.6 percent share of the price value segment. USSTC’s total share of 59.0 percent declined 2.2 percentage points versus the prior year period. (See supplemental schedule for information about RAD-SVT data).
Wine Segment
In the first quarter 2008, net sales for Ste. Michelle Wine Estates increased 25.3 percent to $86.2 million as total premium case volume increased 15.5 percent to 1.3 million. Strong growth was primarily driven by Chateau Ste. Michelle, Columbia Crest, Antinori, Red Diamond, Erath and the recently acquired Stag’s Leap Wine Cellars. While the gross margin percentage remained stable, adverse one-time selling, advertising and administrative expense comparisons that benefited the prior year period, including the sale of real estate, led to an operating profit increase of 1.7 percent to $11.3 million.
“Ste Michelle Wine Estates gained market share in the fast growing super and ultra premium categories and maintained its position as the fastest growing top-10 wine company in the U.S.,” said Theodor P. Baseler, president, Ste. Michelle Wine Estates. “Despite unfavorable cost comparisons this quarter, we are confident that we will deliver our planned operating profit for the year.”
Outlook
For the year, the company remains on track to deliver its previously released diluted earnings per share target of $3.65, with a range of $3.60 to $3.70. Guidance for 2008 excludes any additional restructuring charges associated with Project Momentum to be incurred, as management is not able to make a determination of the estimated amounts or range of amounts of such charges.
The 2008 guidance is consistent with the company’s long-term goal of providing an average annual shareholder return of 10 percent, including adjusted diluted earnings per share growth and a strong dividend. Strong fundamentals in both the Smokeless Tobacco and Wine segments, coupled with the Project Momentum cost savings initiative, provide confidence that this goal can be achieved, while at the
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same time allowing for investment to continue enhancing the company’s performance in vibrant and growing categories.
A conference call is scheduled for 9 a.m. Eastern Time today to discuss these results. To listen to the call, please visit www.ustinc.com. A 14-day playback is available by calling (888) 713-4216 or (617) 213-4868, code #60612377 or by visiting the website.
UST Inc. is a holding company for its principal subsidiaries: U.S. Smokeless Tobacco Company and Ste. Michelle Wine Estates. U.S. Smokeless Tobacco Company is the leading producer and marketer of moist smokeless tobacco products including Copenhagen, Skoal, Red Seal and Husky. Ste. Michelle Wine Estates produces and markets premium wines sold nationally under 20 different labels including Chateau Ste. Michelle, Columbia Crest, Stag’s Leap Wine Cellars and Erath, as well as exclusively distributes and markets Antinori products in the United States.
All statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company’s future performance and financial results are subject to a variety of risks and uncertainties that could cause actual results and outcomes to differ materially from those described in any forward-looking statement made by the company. These risks and uncertainties include uncertainties associated with ongoing and future litigation relating to product liability, antitrust and other matters and legal and other regulatory initiatives; the company’s ability to execute strategic actions, including acquisitions and the integration of acquired businesses; federal and state legislation, including actual and potential excise tax increases, and marketing restrictions relating to matters such as adult sampling, minimum age of purchase, self service displays and flavors; competition from other companies, including any new entrants in the marketplace; wholesaler ordering patterns; consumer preferences, including those relating to premium and price value brands and receptiveness to new product introductions and marketing and other promotional programs; the cost of tobacco leaf and other raw materials; conditions in capital markets, including the market price per share of the company’s common stock and its impact on the number of shares repurchased; and other factors described in this press release and in the company’s Annual Report on Form 10-K for the year ended December 31, 2007. Forward-looking statements made by the company are based on its knowledge of its businesses and the environment in which it operates as of the date on which the statements were made. Due to these risks and uncertainties, as well as matters beyond the control of the company which can affect forward-looking statements, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company undertakes no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
(CONSOLIDATED UNAUDITED RESULTS ARE ATTACHED)
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UST
CONSOLIDATED SALES AND EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	First Quarter
	2008	2007	% Change
Net sales	$472,714	$447,018	+ 5.7

Costs and expenses
Cost of products sold	131,356	115,653	+ 13.6
Selling, advertising and administrative	128,640	133,060	- 3.3
Restructuring charges	412	3,520	—
Antitrust litigation	—	122,100	—

Total costs and expenses	260,408	374,333	+ 30.4
Gain on sale of corporate headquarters	—	105,143	—

Operating income	212,306	177,828	+ 19.4
Interest, net	17,677	9,575	—

Earnings before income taxes	194,629	168,253	+ 15.7
Income tax expense	69,295	60,740	+ 14.1

Net earnings	$125,334	$107,513	+ 16.6

Net earnings per share:
Basic	$.84	$.67	+ 25.4
Diluted	$.83	$.67	+ 23.9

Dividends per share	$.63	$.60	+ 5.0

Average number of shares:
Basic	149,078	159,970
Diluted	150,385	161,578

UST
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Dollars in thousands)

	March 31,	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,460	$73,697
Accounts receivable	59,880	60,318
Inventories:
Leaf tobacco	194,368	202,137
Products in process	255,695	258,814
Finished goods	150,446	163,247
Other materials and supplies	24,691	22,365

Total inventories	625,200	646,563
Deferred income taxes	24,695	26,737
Income taxes receivable	—	8,663
Prepaid expenses and other current assets	28,552	30,296

Total current assets	788,787	846,274
Property, plant and equipment, net	504,647	505,101
Deferred income taxes	39,513	35,972
Goodwill	28,184	28,304
Intangible assets	55,941	56,221
Other assets	18,711	15,206

Total assets	$1,435,783	$1,487,078

Liabilities and Stockholders’ deficit:
Current liabilities:
Short term borrowings	$110,000	$—
Accounts payable and accrued expenses	189,453	324,814
Income taxes payable	57,796	—
Litigation liability	26,363	75,360

Total current liabilities	383,612	400,174
Long-term debt	1,140,000	1,090,000
Postretirement benefits other than pensions	83,354	81,668
Pensions	154,847	150,318
Income taxes payable	38,480	38,510
Other liabilities	26,579	18,610

Total liabilities	1,826,872	1,779,280

Contingencies
Minority interest and put arrangement	28,207	28,000

Stockholders’ deficit:
Capital stock(1)	105,674	105,635
Additional paid-in capital	1,102,004	1,096,923
Retained earnings	805,173	773,829
Accumulated other comprehensive loss	(48,701)	(45,083)

	1,964,150	1,931,304

Less treasury stock — 62,759,096 shares in 2008 and 60,332,966 shares in 2007	2,383,446	2,251,506

Total stockholders’ deficit	(419,296)	(320,202)

Total liabilities and stockholders’ deficit	$1,435,783	$1,487,078

(1)	Common Stock par value $.50 per share: Authorized — 600 million shares; issued — 211,347,172 shares in 2008 and 211,269,622 shares in 2007. Preferred Stock par value $.10 per share: Authorized — 10 million shares; Issued — None.

UST
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months ended March 31,
	2008	2007
Operating Activities:

Net earnings	$125,334	$107,513
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	13,124	11,321
Share-based compensation expense	2,253	2,104
Excess tax benefits from share-based compensation	(593)	(5,527)
Gain on sale of corporate headquarters building	—	(105,143)
Gain on disposition of property, plant and equipment	(1,308)	(1,528)
Amortization of imputed rent on corporate headquarters building	—	963
Deferred income taxes	449	(3,546)
Changes in operating assets and liabilities:
Accounts receivable	438	1,066
Inventories	21,363	8,394
Prepaid expenses and other assets	3,439	(1,905)
Accounts payable, accrued expenses, pensions and other liabilities	(109,299)	(90,070)
Income taxes	66,581	57,132
Litigation liability	(48,997)	119,664

Net cash provided by operating activities	72,784	100,438

Investing Activities:

Short-term investments, net	—	(8,200)
Purchases of property, plant and equipment	(12,646)	(4,650)
Proceeds from dispositions of property, plant and equipment	463	130,187
Investment in joint venture	(13)	39

Net cash (used in) provided by investing activities	(12,196)	117,376

Financing Activities:

Revolving credit facility repayments, net	(140,000)	—
Proceeds from the issuance of debt	296,307	—
Change in book cash overdraft	(17,674)	—
Excess tax benefits from share-based compensation	593	5,527
Proceeds from the issuance of stock	2,723	20,932
Dividends paid	(93,834)	(96,315)
Stock repurchased	(131,940)	(50,029)

Net cash used in financing activities	(83,825)	(119,885)

(Decrease) increase in cash and cash equivalents	(23,237)	97,929
Cash and cash equivalents at beginning of year	73,697	254,393

Cash and cash equivalents at end of period	$50,460	$352,322

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
The adjusted non-GAAP financial measures used in this press release exclude the impact of the net gain on the sale of the company’s corporate headquarters, restructuring charges associated with the Project Momentum cost savings initiative and antitrust litigation charges. The “gain on the sale of corporate headquarters, net” reflects the net impact of the gain recorded on the sale and the amortization of the short-term imputed rent on the property, which was recognized through Sept. 2007 when the company relocated its headquarters. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company believes that these non-GAAP financial measures are helpful in assessing ongoing and forecasted operating results. In addition, these non-GAAP financial measures facilitate the company’s internal comparisons to historical operating results and comparisons to competitors’ operating results. The company has included these non-GAAP financial measures in this press release because it believes such measures allow for greater transparency related to supplemental information used by management in its financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided on the following pages.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

	First Quarter
	2008	2007	% Change
Consolidated Operating Income

GAAP operating income	$212,306	$177,828	+19.4

Other items:
Antitrust litigation	—	122,100	—
Restructuring charges	412	3,520	—
Impact of sale of corporate headquarters, net	—	(104,180)	—

Adj. non-GAAP operating income	$212,718	$199,268	+6.7

	First Quarter
	2008	2007	% Change
Consolidated Net Earnings

GAAP net earnings	$125,334	$107,513	+16.6

Other items (net of taxes):
Antitrust litigation	—	77,752	—
Restructuring charges	265	2,246	—
Impact of sale of corporate headquarters, net	—	(66,467)	—

Adj. non-GAAP net earnings	$125,599	$121,044	+3.8

	First Quarter
	2008	2007	% Change
Consolidated Diluted E.P.S.

GAAP diluted E.P.S.	$.83	$.67	+23.9

Other items (net of taxes):
Antitrust litigation	—	.48	—
Restructuring charges	.01	.01	—
Impact of sale of corporate headquarters, net	—	(.41)	—

Adj. non-GAAP diluted E.P.S.	$.84	$.75	+12.0

	First Quarter
	2008	2007	% Change
Smokeless Tobacco Segment Operating Profit

GAAP operating profit	$203,602	$70,990	—

Other items:
Antitrust litigation	—	122,100	—
Restructuring charges	149	3,233	—

Adj. non-GAAP operating profit	$203,751	$196,323	+3.8

UST
SUPPLEMENTAL SCHEDULE
(Unaudited)

	First Quarter
Smokeless Tobacco	2008	2007	% Chg.
Net Sales (mil)	$373.6	$367.4	+1.7
Adj. Non-GAAP Oper. Profit (mil)	$203.8	$196.3	+3.8

MST Net Can Sales
Premium (mil)	134.7	131.8	+2.1
Price Value (mil)	25.2	23.4	+8.0
Total (mil)	159.9	155.2	+3.0

	Volume %		Point
MST Share Data	Chg. vs.		Chg. vs.
RAD-SVT 26 wks ended 2/23/08(1)	YAGO	Share	YAGO
Total Category	+7.1%
Total Premium Segment	+1.7%	54.2%	-2.9 pts
Total Value Segments	+14.3%	45.7%	+2.9 pts

USSTC Share of Total Category	+ 3.1%	59.0%	-2.2 pts
USSTC Share of Premium Segment	+1.8%	90.7%	+0.1 pts
USSTC Share of Value Segments	+10.4%	21.6%	-0.8 pts

(1)	RAD-SVT — Retail Account Data Share & Volume Tracking System. RAD-SVT information is being provided as an indication of current domestic moist smokeless tobacco industry trends from wholesale to retail and is not intended as a basis for measuring the company’s financial performance. This information can vary significantly from the company’s actual results due to the fact that the company reports net shipments to wholesale, while RAD-SVT measures shipments from wholesale to retail, the difference in time periods measured, as well as new product introductions and promotions.

	First Quarter
	2008	2007	% Chg.
Wine
Net Sales (mil)	$86.2	$68.8	+25.3
Operating Profit (mil)	$11.3	$11.1	+ 1.7
Premium Case Sales (thou)	1,271	1,100	+15.5

Other

Net Sales (mil)	$13.0	$10.8	+19.9
Operating Profit (mil)	$4.7	$4.0	+17.5